AMERICAN TOYS, INC.

 Annual Meeting of Stockholders - September 20, 1996

              PROXY SOLICITED BY THE BOARD OF DIRECTORS

              The undersigned hereby appoints Ilan Arbel and Alan
Berkun, and each of them, proxies, with full power of substitution to each, to vote all shares of Common Stock of American Toys, Inc. owned by the undersigned at the Annual Meeting of Stockholders of American Toys, Inc.
to be held on September 20, 1996 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:
2
       I.     ELECTION OF DIRECTORS

       FOR all nominees listed          WITHHOLD AUTHORITY
       below (except as marked          to vote for all nominees
       to the contrary below) []        listed below []

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

              Dr. Oliver Hilsenrath                   Regina Gindin

              Ilan Arbel                              David Tami

       II. To authorize an amendment to the Corporation's Certificate of Incorporation to effect a change of the name of the Corporation from American Toys, Inc. to U.S. Wireless Corp.

              [] FOR                                  [] AGAINST

       III. To authorize an amendment to the Corporation's Certificate of Incorporation to increase the number of shares of Common Stock from 20,000,000 to 30,000,000.

              [] FOR                                  [] AGAINST

                    (Continued and to be signed on the reverse side)

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated November 21, 1995, receipt of which is hereby acknowledged.

              Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
FOR (I) THE ELECTION OF FOUR DIRECTORS, (II) TO AUTHORIZE
AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF
INCORPORATION TO EFFECT A CHANGE OF THE NAME OF THE
CORPORATION FROM AMERICAN TOYS, INC. TO U.S. WIRELESS
CORP., (III) TO AUTHORIZE AN AMENDMENT TO THE
CORPORATION'S CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF SHARES OF COMMON STOCK FROM
20,000,000 TO 30,000,000. UNLESS CONTRARY INSTRUCTIONS ARE
GIVEN.

              Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

              THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS.  PLEASE SIGN AND RETURN THE
PROXY IN THE ENCLOSED ENVELOPE.



Dated:___________________________, 1996


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Please date and sign exactly as name appears at left.  For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)